Exhibit 10.84

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

STRICTLY CONFIDENTIAL

BROADBAND ACCESS EQUIPMENT CONTRACT

between

RELIANCE INFOCOMM LIMITED,

“Reliance”

and

UTSTARCOM INC.,

“Vendor”

Dated as of October 1, 2002

Table of Contents

1	BACKGROUND AND OBJECTIVES
	1.1	Background
	1.2	Objectives
2	DEFINITIONS
3	SCOPE OF WORK, RESPONSIBILITIES AND MILESTONES
	3.1	Scope of Work
	3.2	Minimum Purchase Commitment
	3.3	Spare and Replacement Parts
	3.4	Test Bed
	3.5	Shipment
	3.6	Material and Inventory Management Systems
	3.7	Capacity Changes
	3.8	Applicability
4	TERM
5	PRICING AND INVOICING
	5.1	Price List
	5.2	Determination of Net Price
	5.3	Invoicing Terms
	5.4	Invoicing Terms for all other Equipments:
	5.5	Currency and Mode of Payments
	5.6	Total Cost Basis
6	WARRANTIES
	6.1	Equipment Warranty
	6.2	Breach of Warranties
	6.3	Repair and Return
	6.4	Other Services To Be Provided By The Vendor Under Warranty Services-
	6.5	Third Party Provider Warranties
	6.6	Disclaimer
7	TERMINATION AND EVENTS OF DEFAULT
	7.1	Reliance’s Right of Termination
	7.2	Vendor’s Right of Termination

i

EXHIBITS

Exhibit A	-	Price List
Exhibit B	-	Initial Spare and Replacement Parts

ii

BROADBAND ACCESS EQUIPMENT CONTRACT

This Broadband Access Equipment Contract (“Broadband Access Equipment Contract”) is effective as of October 1, 2002 (the “Effective Date”), by and between Reliance Infocomm Limited, a company incorporated and registered under the Companies Act, 1956 and having its registered office at Avdesh House, Pritam Nagar, 1st Slope, Ellis Bridge, Ahmedabad 380006, Republic of India (hereinafter referred to as “Reliance” which expression, unless repugnant to the context or meaning thereof, shall mean and include its successors and permitted assigns), and UTStarcom Inc., a company incorporated under the laws of Delaware and having its principal offices at 1275 Harbor Bay Parkway, Alameda, California 94502, U.S.A  (hereinafter referred to as the “Vendor” which expression, unless repugnant to the context or meaning thereof, shall mean and include its permitted successors and assigns and, together with Reliance, the “Parties” and each, a “Party”).

RECITALS:

A.  Reliance desires to purchase from the Vendor certain Equipment appropriate for the efficient and effective installation, operation, management and maintenance of the Broadband Access Reliance Network, including the Initial Broadband Access Reliance Network; and

B.  The Vendor, desires to provide to Reliance such Equipment and shall, including, without limitation manufacture, supply and deliver such Equipment, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1      BACKGROUND AND OBJECTIVES

1.1  Background

Reliance desires to obtain certain Equipment to support its Initial Broadband Access Reliance Network and the Broadband Access Reliance Network in the Territory. The Vendor shall perform all specific Vendor responsibilities set forth in this Broadband Access Equipment Contract, including applicable Purchase Orders and the Specifications. The Vendor shall review the Broadband Access Reliance Network work performed and shall report on any exception. Notwithstanding the foregoing sentence, Vendor shall be responsible for providing the Equipment under this Broadband Access Equipment Contract in accordance with the Specifications, including without limitation the Timetables. This Broadband Access Equipment Contract is subject to the terms and conditions set forth in the Broadband Access Network General Terms and Conditions executed by the Parties as of the date hereof (the “General Terms”).

1.2  Objectives

Reliance requires equipment that fully supports: (a) the Initial Broadband Access Reliance Network and the Broadband Access Reliance Network, including all cost, performance and functional requirements set forth in the relevant Documents; (b) Interoperability; and (c) Reliance’s business requirements described in the Documents (collectively, the “Objectives”).  The Vendor represents, warrants and covenants that the Equipment shall be fully compatible with and fully supports the Objectives, as shall be demonstrated to Reliance, in part, in the Acceptance Tests.

2      DEFINITIONS

As used in this Broadband Access Equipment Contract, the following terms have the following meanings.  In addition to the terms listed below, certain additional capitalised terms are defined in the General Terms, the attachments to this Broadband Access Equipment Contract and in other applicable Documents.  Unless otherwise specifically provided, all section, schedule and exhibit references are to this Broadband Access Equipment Contract.

“Base Price”

has the meaning as ascribed hereto in Section 5.2.2.

“Effective Date”

has the meaning ascribed thereto in the prefatory paragraph to this Broadband Access Equipment Contract.

“Equipment Warranty”

has the meaning ascribed thereto in Section 6.1.

“Price List”

means a table of list prices applicable to Equipment supplied by Vendor to Reliance as amended from time to time as set forth herein. The Price List as of the Effective Date is set forth in Exhibit A.

“Broadband Access Equipment Contract”

this Broadband Access Equipment Contract, including all schedules, exhibits and other attachments hereto.

3      SCOPE OF WORK, RESPONSIBILITIES AND MILESTONES

3.1  Scope of Work.

3.1.1                                  The Vendor shall provide to Reliance the Equipment set forth in the Specifications as amended from time to time by mutual written agreement between the Parties. Vendor’s obligations hereunder shall include, but not be limited to, the obligation to manufacture, supply (including inspection and expediting) and deliver the Equipment in and within the Broadband Access Reliance Network as designated by Reliance in accordance with the Broadband Access Equipment Contract.  All Equipment shall comply with the Specifications and the Standards and shall be the latest and best in class, unless otherwise specified by Reliance in writing. The Vendor shall coordinate its efforts hereunder with all Subcontractors, Third Party Providers and the Other Contractors, to ensure compliance with any and all supply and logistics requirements and all Governmental Entities. All Equipment, requiring certification shall be certified by independent and appropriate professionals licensed or properly qualified to perform such certification in all appropriate jurisdictions, reasonably acceptable and at no cost to Reliance, if such certification is, required by Applicable Law or the Specifications.

3.1.2                                  Vendor shall deliver only such Equipment as are specifically ordered by Reliance pursuant to a Purchase Order. Reliance shall not be obligated to pay for any Equipment not covered by a Purchase Order.

3.2  Minimum Purchase Commitment

Notwithstanding anything to the contrary, Reliance agrees that it shall, between [***] from Vendor (the “Minimum Committed Quantity”) subject to Vendor’s continued conformance with the terms set forth in the Documents.

3.3  Spare and Replacement Parts.

3.3.1                                  The Vendor shall provide to Reliance the type and quantity of the spare and replacement parts to be maintained by Reliance (the “Spares”) in relation to the Equipment, including without limitation spare and replacement parts for all Upgrades and Enhancements purchased by Reliance, and in accordance with industry standards applicable for similar networks, as set forth on Exhibit B hereto (the “Initial Spares”). Vendor shall also recommend storage locations for such Spares.  Vendor warrants that the Initial Spares shall be sufficient for the maintenance and repair of all of the Equipment during the lifetime of the Equipment to maintain and enable the Broadband Access Reliance Network to operate in accordance with the Specifications at all times, provided that Reliance maintains the Spares and the Initial Broadband Access Reliance Network in accordance with the procedures set forth in the Specifications. With respect to Expansions, Reliance shall purchase additional Spares to support the growth of the Broadband Access Reliance Network.  Vendor shall similarly recommend the type, quantity and storage locations of such Spares with respect to Expansions necessary to support the growth of the Broadband Access Reliance Network.

3.3.2                                  Reliance shall purchase spare and replacement parts, subject to the limitations set forth in this Section 3.3.2, at prices no greater than [***] for the respective items of Equipment corresponding to the spare and replacement parts determined in accordance with Section 5.2 below. In the event that any additional spare and replacement parts are required, which were not initially included in the Initial Spares, such additional spare and replacement parts shall be provided by the Vendor at [***] within the applicable time period set forth in the Specifications if such additional spares are required by Reliance for reasons attributable to the Vendor as a result of Vendor having to comply with the Service Levels and/or mean time to repair (“MTTR”) as specified in Annexure 1A to the Specifications (Technical Support Services) and/or Performance Criteria as specified in the Specifications.

3.3.3                                  To the extent that spare parts need to be acquired from Third Party Providers (other than Subcontractors), the Vendor shall use all reasonable commercial efforts to obtain from such suppliers a supply of spare and replacement parts in connection with the supply of the related Equipment, at a price to be mutually agreed between the Parties. All spare parts obtained by the Vendor at [***] from Third Party Providers shall be provided to Reliance at [***].

3.3.4                                  In all cases, until the expiration of the applicable Product Warranty Period, and during the period that Reliance has purchased warranty coverage under the Technical Support Services for the Equipment, the Vendor shall, [***], replace all spare and replacement parts utilized to replace parts that became Defective in the Broadband Access Reliance Network or were consumed in connection with the Vendor’s performance of its obligations under the Equipment Warranty and were replaced from the Spares inventory.  The Spares inventory shall be replaced by Vendor in accordance with the procedures set forth in Chapter 20 of the Specifications, and shall comply with the response time and service level requirements in such Chapter 20. [***]. Following the expiration of the applicable Product Warranty Period, the Vendor shall at all times provide spare and replacement parts at the [***] as set forth in Section 3.3.2.

3.3.5                                  With respect to any spare or replacement parts purchased by Reliance in connection with the purchase of New Products as set forth in Section 19 of the General Terms, the Vendor shall, at its sole cost, remove spare and replacement parts for the Existing Products from the Spares inventory and provide Reliance with the applicable spare and replacement parts for such New Products.

3.4  Test Bed

3.4.1                                  For the purpose of testing the Vendor shall provide the Equipment set forth in the Specifications at [***] to Reliance and such Equipment shall be shipped to the Reliance designated location not later than [***] after the Effective Date of the Broadband Access Equipment Contract if specifically requested for by Reliance in writing.

3.4.2                                  The Vendor shall supply and install [***] to Reliance the Test Bed Laboratory and at least one of each type of new Equipment set forth in any Purchase Order or that is planned to be bought by Reliance before the end of the next succeeding [***].

3.4.3                                  In order to work towards achieving Interoperability, Reliance may bring other infrastructure vendor’s equipment into the Test Bed Laboratory. Notwithstanding anything to the contrary, the Vendor shall share with these other infrastructure vendors that Reliance brings into the Test Bed Laboratory all necessary interface information to facilitate meeting the Timetables, upon suitable conditions of confidentiality.

3.4.4                                  Vendor shall provide all applicable Technical Support Services including but not limited to Updates and Upgrades to and for the Equipment installed in the Test Bed Laboratory.

3.5  Shipment

Vendor shall ensure that all Equipment constituting a COT/LET, RT, CPE and or any other equipment related to DLC are shipped in a single shipment. Vendor shall not ship Equipment constituting only a part of a COT/LET, RT, CPE or any other equipment related to DLC (other than expansion or spare or replacement parts) except after prior written approval from Reliance. The Vendor shall ship all Spares or circuit packs in accordance with the instructions contained in the relevant Purchase Order.

3.6  Material and Inventory Management Systems

Vendor shall take all reasonable actions necessary to ensure that Vendor’s material & inventory management system integrates and interfaces with Reliance’s material & inventory management system. The extent of integration and interfacing shall be as mutually agreed.

3.7  Capacity Changes

Vendor shall provide Reliance with procedures and capabilities in order to allow Reliance to move Equipment and components in connection with changing capacities within and among Network Elements purchased throughout the Broadband Access Reliance Network.

3.8  Applicability

Parties agree that all Purchase Orders for Equipment issued by Reliance to Vendor on or after September 1, 2002 shall be subject to and governed by this Broadband Access Equipment Contract. The Parties further agree that Purchase Order number 13008676 dated August 21, 2002 shall, except for payment terms, performance bank guaranty related terms, annual price improvement related terms and deemed Acceptance related terms, also be governed by the terms of this Broadband Access Equipment Contract.

3.9  Marketing Fund

Vendor shall credit Reliance against amounts payable by Reliance to Vendor for Equipment purchases a sum of [***] as Vendor’s contribution to a marketing fund for the Equipment. Vendor shall credit such sum to Reliance quarterly in advance.

4      TERM

The initial term of this Broadband Access Equipment Contract is [***] from the Effective Date, subject to the terms and conditions of this  Broadband Access Equipment Contract including, without limitation, the termination provisions set forth in Section 0. This Broadband Access Equipment Contract shall upon the mutual written agreement of the Parties be renewed for [***] on the same terms and conditions contained herein.

5      PRICING AND INVOICING

5.1  Price List

5.1.1                                  The prices as set forth in the Price List shall be applicable to all purchases by Reliance of Equipment, including without limitation spare and replacement parts (subject to Section 3.3.2).

5.1.2                                  Vendor shall notify Reliance in writing in the event Vendor proposes to modify the Price List and Reliance’s prior written consent shall be required before any such modification shall take effect. The Price List shall be amended from time to time to add equipment, components, hardware, accessories, spares, test bed and documentation as agreed by the Parties.

5.1.3                                  Anything to the contrary in the Documents notwithstanding, at no time will Reliance be liable to pay a Net Price for any Equipment in excess of the [***] for such Equipment that is determined by reference to the Price List, as further reduced by all applicable discounts, rebates and credits available to Reliance under the Documents.

5.2  Determination of Net Price

5.2.1                                  The Net Price for any Equipment purchased by Reliance under this Broadband Access Equipment Contract shall be determined in accordance with the provisions of Section 5.2.  [***].

5.2.2                                  The Net Price of any Equipment that is a part of the Broadband Access Reliance Network shall be determined as set forth in paragraphs a, b, c, d, e, f, g and h below:

[***].

5.3  Invoicing Terms

All Equipment purchased by Reliance that forms a part of the Initial Broadband Access Reliance Network shall be invoiced as set forth in this Section and paid in accordance with Section 13 of the General Terms.

[***].

5.4  Invoicing Terms for all other Equipments:

All Equipment purchased by Reliance that forms a part of Expansions shall be invoiced as set forth in this Section and paid in accordance with Section 13 of the General Terms.

[***].

5.5  Currency and Mode of Payments

5.5.1                                  The value of all Equipment purchased by Reliance under this Broadband Access Equipment Contract shall be computed based on Net Prices expressed in [***] in accordance with the provisions of the General Terms, unless otherwise agreed by the Parties.

5.5.2                                  All payments shall be payable by wire transfer.

5.6  Total Cost Basis

[***].

6      WARRANTIES

6.1  Equipment Warranty.

6.1.1                                  The Vendor warrants that, during the Product Warranty Period, all Equipment shall conform with and perform in accordance with the Specifications and shall be free from Defects and Deficiencies (the “Equipment Warranty”).

6.1.2                                  During the Product Warranty Period, Vendor shall provide the warranty services described under the Documents at no additional cost to Reliance.

6.2  Breach of Warranties.

6.2.1                                  In the event of any breach of the Equipment Warranty, the Vendor shall promptly repair or replace the defective or nonconforming Equipment or otherwise cure any Defects and Deficiencies so that the Equipment and Broadband Access Reliance Network shall perform in accordance with the Specifications.  If the Vendor fails or refuses  to promptly repair, replace and/or cure such defect, Reliance may, in addition to exercising any other remedies available to it under the contract, law and/or equity,  at its option ;

i)                                                   elect to have such Defective Equipment, replaced, repaired or corrected by itself or any third party, and Vendor shall in such an event (a) provide all technical details, documentation, and other information required for such repair replacement or correction; and (b) reimburse Reliance for all direct costs incurred in connection with such repair, replacement or correction; and/or

ii)                                                elect to have the Vendor provide a credit or refund based on the original purchase price of such Defective Equipment.

6.2.2                                  The Warranty Period for all repaired, replaced or corrected Equipment shall be the longer of :

a                                          [***] from the date of delivery of the repaired, replaced or corrected Equipment; or

b                                         the un-expired term of the original Product Warranty Period.

6.2.3                                  Notwithstanding the foregoing, the Vendor shall have no liability pursuant to this Section 6.2 for:

a            damage caused by an event of Force Majeure other than to the extent that the Equipment should have been able to withstand any such Force Majeure event, in accordance with the Documents;

b           alterations by Reliance and/or the Vendor at Reliance’s request against Vendor recommendations and inconsistent with this Broadband Access Equipment Contract, excluding normal maintenance or parameter changes;

c            damage or Deficiencies resulting from a failure by Reliance to follow the Specifications;

d           damage resulting from the gross negligence or willful misconduct of Reliance, or any of its employees, agents or contractors (other than the Vendor and its Subcontractors); or

e            performance or damages directly resulting from the failure of the equipment or software (or any related services) not provided by the Vendor or any Subcontractors (provided that Vendor has not contributed to such failure or failed to comply with Vendor’s project management responsibilities which contributed to such failure), provided that this shall not limit the Vendor’s obligations as to Interoperability pursuant to the terms of the Documents;

except when any such damage or Deficiencies is done, made or caused by Vendor or any Subcontractor or their employees or agents.

6.3  Repair and Return.

6.3.1                                  The provisions of Repair and Return Services required to be provided during the Equipment Warranty and Technical Support Services are specified in Annexure 1A to the Specifications. In the event of a breach of the Equipment Warranty, the Parties shall follow the procedures set forth in the Specifications.

6.3.2                                  In the event that the remedy of any breach of the Equipment Warranty, Reliance will notify within a reasonable time period and if such remedy  requires the installation or provision of additional equipment, software and/or services, the Vendor shall provide such equipment, software and/or services, at [***] to Reliance. Where Reliance cannot remove and reinstall the Defective Equipment without incurring significant time and expense, Vendor shall repair, replace or correct the Equipment at Reliance’s site.  In such event Vendor shall perform all such repair, replacement and correction at Reliance’s site without disrupting, the operation of the Reliance Network or any part thereof. Vendor shall be responsible at [***], for replacement of cable and wire products site restoration and performing all work incidental to the repair replacement and correction of Defective Equipment. Reliance shall allow the Vendor to inspect the Equipment, Software, Services, or the Network, as the case may be, on-site in order to effect the necessary repairs.

6.3.3                                  During the Product Warranty Period and the period that the Technical Support Services is in effect, the Vendor shall be [***] associated with: (a) removing or disconnecting the Equipment subject to the warranty claim as set forth in the Specifications; (b) dismantling and reinstalling surrounding equipment and property in connection with removing or disconnecting the Equipment that is the subject of such warranty claim as set forth in the Specifications; and (c) all on-site and off-site repair and related activities (including without limitation reinstallation after repair) for Equipment as set forth in the Specifications.

6.4       Other Services To Be Provided By The Vendor Under Warranty Services-

During the Product Warranty Period, in addition to the warranty obligations described in this Broadband Access Equipment Contract, the Vendor shall also provide, [***], all services as set forth in Annexure 1A to the Specifications..

6.5      Third Party Provider Warranties.

a)              With respect to Equipment furnished by any Third Party Provider (excluding Subcontractors), all warranties given to the Vendor by such Third Party Provider shall inure, to the extent applicable or permitted by law, to the benefit of Reliance, and Reliance shall have the right, at its sole discretion, to enforce such warranties directly and/or through the Vendor. All warranties with respect to such Equipment provided by such Third Party Providers shall be given to Reliance on a pass-through basis.

b)             The Vendor shall be responsible for monitoring and managing of all warranties and warranty services provided by Third Party Providers if required, by mutual agreement between the Parties. In the event of any dispute with respect to either identifying or resolving any problems or defects or their root cause in the Network, the Vendor shall be responsible to establish the co-ordination among all Persons connected to such problems/defects and establish the process of problem resolution and ensure an early solution.

6.6    Disclaimer

The foregoing Warranties are in lieu of all other express and implied warranties of merchantability and fitness for a particular purpose.

7      TERMINATION AND EVENTS OF DEFAULT

7.1  Reliance’s Right of Termination.

7.1.1                                  Reliance may suspend all or any portion of this Broadband Access Equipment Contract, in accordance with the terms of Sections 3.15 of the General Terms.  Reliance also has the right to terminate all or any portion of this Broadband Access Equipment Contract upon the occurrence of any

Vendor Event of Default in accordance with the terms of Section 23.1 of the General Terms.

7.2  Vendor’s Right of Termination.

The Vendor shall have the option to suspend or terminate this Broadband Access Equipment Contract in accordance with the terms of Section 23.2 of the General Terms.

*  *  *  *  *

Reliance and the Vendor have read this Broadband Access Equipment Contract including all Schedules and Exhibits hereto and agree to be bound by all the Terms and Conditions hereof and thereof.

IN WITNESS WHEREOF, the Parties have executed this Broadband Access Equipment Contract as of the date first above written.

RELIANCE INFOCOMM LIMITED

By:	/s/ Prakash C. Bajpai

Name:
Title:

By:	/s/ S. Ramesh

Name:
Title:

UTSTARCOM INC.,

By:	/s/ Michael J. Sophie

Name:
Title:

ANFTTB Webstore Equipment Price List

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ANFTTB Model 1 Equipment Price List

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ANFTTB Model 2 Equipment Price List

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ANFTTB Spares/Expansions Equipment Price List

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Recommended Spares List

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